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                                    EXHIBIT A

                   AGREEMENT TO FILE AMENDMENT TO SCHEDULE 13D

         THIS AGREEMENT (this "Agreement") is made and entered into as of the 14th day of July, 2000 by and among the undersigned parties (the "Beneficial Owners").

                              W I T N E S S E T H:

         WHEREAS, the Jack Miller Family Limited Partnership #1 (the "Limited Partnership") filed a Schedule 13D and an Amendment No. 1 to Schedule 13D with the Securities and Exchange Commission (the "Commission") on or about June 4, 1999 and October 21, 1999, respectively, with respect to its investments in Successories, Inc., an Illinois corporation (the "Company"), in order to satisfy its obligations under Regulation 13D, as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Act");

         WHEREAS, subsequent to the filing of such Schedule 13D and Amendment No. 1 thereto, Jack Miller individually and Jack Miller as trustee of the Jack Miller Trust Dated January 18, 1984 (the "Trust") each acquired beneficial ownership of shares of common stock of the Company, par value $.01 per share (the "Common Stock");

         WHEREAS, due to the nature of their relationship to one another, the Limited Partnership, the Trust and Jack Miller may be deemed to constitute a "group" within the meaning of Section 13(d)(3) under the Act;

         WHEREAS, on July 14, 2000, the Company filed a Registration Statement on Form S-3 with the Commission relating to shares of Common Stock which may be purchased in a rights offering, pursuant to which existing holders of Common Stock and Common Stock equivalents shall receive rights to purchase shares of Common Stock (the "Rights Offering");

         WHEREAS, the Limited Partnership intends to exercise its rights to acquire additional shares of Common Stock in the Rights Offering; and

         WHEREAS, the Beneficial Owners desire to jointly file Amendment No. 2 to the Schedule 13D with the Commission to satisfy their obligations pursuant to
Section 13(d) of the Act and the regulations promulgation thereunder.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants herein contained and of other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Each of the parties hereto shall jointly file, or cause to be filed, with the Commission Amendment No. 2 to the Schedule 13D with respect to their investments in the Company and their intention to acquire shares of Common Stock in the Rights Offering in order


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to satisfy their obligations under Section 13(d) of the Act and the regulations promulgated thereunder.

         2. Each of the parties hereto shall jointly file, or cause to be filed, any and all subsequent amendments to the Schedule 13D which may hereafter be required to be filed by the Beneficial Owners with respect to their investments in the Company in order to satisfy their obligations under Section 13(d) of the Act and the regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                          JACK MILLER FAMILY LIMITED PARTNERSHIP #1

                          By:      Jack Miller Trust Dated January 18, 1984,
                          its general partner

                          By:      /s/ Jack Miller
                                   ---------------------------------------------
                                   Jack Miller, not individually but solely as
                                   trustee of the general partner

                          /s/ Jack Miller
                          ------------------------------------------------------
                          Jack Miller, not individually but solely as trustee
                          of the Jack Miller Trust Dated January 18, 1984

                          /s/ Jack Miller
                          ------------------------------------------------------
                                            Jack Miller


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